EXHIBIT 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AND
SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made as of February 28, 2004, by SENSYTECH, INC., formerly known as Sensys Technologies Inc., a Delaware corporation (“Sensytech”), ST PRODUCTIONS SYSTEMS, INC., a Delaware corporation (“Production”) and SENSYTECH FINANCIAL SERVICES, INC., a Delaware corporation (“Financial”; Sensytech, Production and Financial are hereinafter referred to collectively as the “Borrower”), and BANK OF AMERICA, N. A., formerly NationsBank, N. A., a national banking association (the “Lender”).

RECITALS

     A. Sensytech and the Lender entered into a Second Amended and Restated Financing and Security Agreement dated as of February 28, 2002 (the “Original Agreement.

     B. Production joined in the Original Agreement as a borrower pursuant to an Additional Borrower Joinder Supplement dated April 15, 2002.

     C. Financial joined in the Original Agreement as a borrower pursuant to an Additional Borrower Joinder Supplement dated March 1, 2003.

     D. The Original Agreement has been modified pursuant to a First Amendment to Second Amended and Restated Financing and Security Agreement dated as of February 28, 2003 and a Second Amendment to Second Amended and Restated Financing and Security Agreement dated as of March 1, 2003 (together with the Original Agreement, as amended, modified, substituted, extended, and renewed from time to time, collectively, the “Financing Agreement”).

     E. The Financing Agreement provides for some of the agreements between the Borrower and the Lender with respect to the “Loans” (as defined in the Financing Agreement), including a revolving credit facility in the maximum principal amount of $15,000,000 and a letter of credit facility as part of that revolving credit facility.

     F. The Borrower has requested that the Lender extend the Revolving Credit Expiration Date to February 28, 2006.

     G. The Lender is willing to agree to the Borrower’s request on the condition, among others, that this Agreement be executed.

AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

     1. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     2. The Borrower and the Lender agree that on the date hereof the aggregate outstanding principal balance under the Revolving Credit Note (subject to change for returned items and other adjustments made in the ordinary course of business) is $ – 0 –

     3. Each of the Borrower represents and warrants to the Lender as follows:

          (a) It is a corporation duly organized, and validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification;

          (b) It has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate/partnership action to authorize the execution, delivery and performance of this Agreement;

          (c) The Financing Agreement, as heretofore amended and as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms;

          (d) All of Borrower’s representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of Borrower’s execution of this Agreement; and

          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.

     4. The Financing Agreement is hereby amended as follows:

          (a) Section 1.1 (Certain Defined Terms) of the Financing Agreement is hereby amended by deleting the following defined terms in their entirety and inserting the following defined terms in place thereof:

          “Revolving Credit Expiration Date” means February 28, 2006.”

          (b) Section 2.3.3 (Administrative Fees) is hereby deleted in its entirety and the following section is inserted in its place;

     “2.3.3 Administrative Fees.

     The Borrower shall pay to the Lender a quarterly administrative fee (each an “Administrative Fee” and collectively, the “Administrative Fees”) for administrative services performed in conjunction with the Revolving Credit Facility. The quarterly Administrative Fee shall be $5,625 and shall be payable each quarter, in advance, on the first (1st) day of each March, June, September and December until the Revolving Credit Termination Date,”

          (c) Section 6.1.12 (Government Contracts) is hereby deleted in its entirety and the following section is inserted in its place:

          “Section 6.1.12 Government Contracts.

     The Borrower shall immediately notify the Lender of the execution of any Government Contract with a contract value equal to or greater than One Million Five Hundred Thousand Dollars ($1,500,000) and shall in accordance with Section 3.2 (Grant of Liens) execute any instruments and take any steps in order that all moneys due and to become due under such Government Contracts shall be assigned to the Lender and notice thereof given to the Government under the Federal Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15) or any other similar applicable law. On the Lender’s request the Borrower shall assign such other Government Contracts as the Lender requires in the exercise of its reasonable discretion.”

          (d) Section 6.1.15(a) (Tangible Net Worth) is hereby deleted in its entirety and the following section is inserted in its place:

     ”(a) Tangible Net Worth. The Borrower will at all times maintain a Tangible Net Worth of not less than $20,000,000.”

          (e) Section 6.2,1 (Capital Structure, etc.) is hereby deleted in its entirety and the following section is inserted in its place:

     “Section 6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets.

     The Borrower will not alter or amend its capital structure, authorize any additional class of equity, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person with a purchase price of $5,000,000 or more, or make acquisitions in the aggregate during the term of the Credit Facilities with an aggregate purchase price in excess of $15,000,000, or sell, lease or otherwise dispose of any of its assets without the prior written consent of the Lender. Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.”

          (f) Section 6.2.6 is hereby deleted in its entirety and the following section is inserted in its place:

     “Section 6.2.6 Operating Lease Obligations:

     The Borrower will not incur or permit to exist any Lease Obligations except Capital Leases expressly permitted by this Agreement, if the aggregate amount of all such Lease Obligations would at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000) during any fiscal year of the Borrower.”

          (g) Section 6.2.18 (Profitability) is hereby deleted in its entirety.

     5. The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

     6. The Borrower acknowledges and warrants that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrower in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, the Borrower hereby waiving and releasing any claims to the contrary.

     7. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

     8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrower agrees that the Lender may rely on a telecopy of any signature of the Borrower. The Lender agrees that the Borrower may rely on a telecopy of this Agreement executed by the Lender.

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:	SENSYTECH, INC., formerly known as Sensys
Technologies Inc.

/s/ SHARON M. JOHNSON	By:	/s/ Donald F. Fultz (Seal)

Name: Donald F. Fultz
Title: Vice President and CEO

WITNESS:	ST PRODUCTION SYSTEMS, INC.

/s/SHARON M. JOHNSON	By:	/s/ Donald F. Fultz (SEAL)

Name: Donald FT Fultz
Title: Vice President and CFO

WITNESS:	SENSYTECH FINANCIAL SERVICES, INC

/s/ SHARON M. JOHNSON	By:	/s/ Donald F. Fultz (SEAL)

Name: Donald F. Fultz
Title: Vice President and CFO

WITNESS:	BANK OF AMERICA, N. A., formerly
	Nations	Bank, N. A.

ANN SHANKROFF	By:	/s/DIANE BAUMAN (SEAL)

DIANE BAUMAN
Senior Vice President